AMENDMENT No. 1 TO AMENDED AND RESTATED RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT No. 1 to the Amended and Restated Research, Collaboration and License Agreement dated May 5, 2020 (“Amendment No. 1 to Restated Agreement”) is entered into as of August 13, 2020 (the “Amendment No. 1 to Restated Agreement Effective Date”) by and between Passage Bio, Inc., a corporation organized under the laws of Delaware (“Passage”) with offices at 2001 Market St, 28th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Amended and Restated Research Collaboration and License Agreement dated May 5, 2020 (the “Restated Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Restated Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Restated Agreement and herein, and intending to be legally bound hereby, the Parties amend the Restated Agreement and otherwise agree as follows:

1.	The Research Program contained in Exhibit B of the Restated Agreement is hereby amended to include the additional work outlined in Schedule A to this Amendment No.1 to Restated Agreement.

2.	The budget for the additional work is included in Schedule B to this Amendment No. 1 to Restated Agreement, and this budget is intended to be in addition to those previously included under the Restated Agreement. Schedule B also includes the inventory of plasmids purchased on behalf of Passage and available to Passage as of May 16, 2020.

3.	A complete amended and restated payment schedule is set forth as Schedule C to this Amendment No. 1 to Restated Agreement . The payment schedule denotes payments for the Research Program that have already been made to Penn as well as future payments owed to Penn, as of June 30, 2020.

4.	This Amendment No. 1 to Restated Agreement and the Restated Agreement contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Restated Agreement and this Amendment No. 1 to Restated Agreement. No amendments, changes, modifications or alterations of the terms and conditions of this Amendment No. 1 to Restated Agreement shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

5.	All terms and conditions of the Restated Agreement not changed by this Amendment No. 1 to Restated Agreement shall remain in full force and effect.

6.	Signatures on this Amendment No. 1 to Restated Agreement may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Amendment No. 1 to Restated Agreement shall be effective as if simultaneously executed.

(Signature page follows.)

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Restatement Date.

Ill Quigley
AGREED ON BEHALF OF: THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA		AGREED ON BEHALF OF: PASSAGE BIO, INC.

By:	/s/ John S. Swartley	By:	/s/ Jill Quigley
Name:	John S. Swartley, PhD	Name:	Jill Quigley.
Title:	Associate Vice Provost for Research and Executive Director, Penn Center for Innovation	Title:	Chief Operating Officer

ACKNOWLEDGED AS READ AND UNDERSTOOD BY INSTITUTION PRINCIPAL INVESTIGATOR

/s/ James Wilson

(Signature)

Name: Dr. James Wilson